                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on National Health Realty, Inc. dated December 2, 1997 and to all references to our firm included in or made a part of this Form 10 Registration Statements.

                                                       ARTHUR ANDERSEN LLP

Nashville, Tennessee
December 2, 1997